UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     September 8, 2006
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                               China Media1 Corp.
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             (Exact name of registrant as specified in its charter)

        Nevada                           000-50193              46-0498798
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(State or other jurisdiction           (Commission            (IRS Employer
 of incorporation)                     File Number)         Identification No.)

     142-757 West Hastings Street, Suite 328, Vancouver, B.C. Canada V6C 1A1
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                (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:  (778) 881-0939

                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

      1. Chengdu International Airport Contracts

      (a) Chengdu Aiport Contract. On August 1, 2006, Guangzhou Titan Media Company Ltd. entered into that certain Chengdu International Advertising Contract for 8 large size advertising signage locations and 24 small size advertising signage locations (the "Chengdu Airport Contract"). Under the terms of the Chengdu Airport Contract, Titan is required to pay Chengdu Airport US$ 6,875(RMB 55,000)/year for each location and and a one year management fee as security deposit US$24,750(RMB 198,000). The contract is for a term of 8 years. Titan assigned the Chengdu Airport contract to us for consideration of $1.00. We expect the Chengdu Airport contract to generate approximately US$10,000,000 in revenues per year, starting in the 4th quarter of 2006. The assignment was effectuated through an operating agreement entered into between us and Titan. See Item 1.01 1(b).

      (b) Chengdu Operating Agreement. On September 8, 2006 China Media1 Corp., or China Media1entered into an operating agreement with, Guangzhou Titan Media Company Limited, or Titan, and Guangzhou Chuangrun Advertising Co. Ltd., or GZ Chuangrun. GZ Chuangrun is owned by China Media1's Chief Executive Officer, Mr. Cai Hanxiong.

      Under the terms of the operating agreement, Titan has assigned and transferred to China Medial all revenues generated from the operations relating to the agreement between Titan and the Chengdu International Airport for 8 large size advertising signage locations and 24 small size advertising signage locations (the "Chengdu Airport Contract"). Further, China Media1 has agreed to pay from such revenues assigned to China Media1 all of the operating expenses of GZ Chuangrun incurred relating to Chengdu Airport Contract, including, but not limited to, trade accounts payable, real property lease obligations, employee lease obligations, and taxes.

      Under the terms of the operating agreement, Titan and China Media1 appointed GZ Chuangrun as exclusive agent for the Chengdu Airport Contract. China Media1 agreed to pay management fees to GZ Chuangrun for its services as agent of: 20% of all advertising revenues up to a total of $2.5 million in the aggregate for all airports under which GZ Chuangrun acts as exclusive agent, which amount will be increased to $3.0 million beginning in 2007. The management fees include all daily operating expenses, but do not include project deposits and upfront fees.

      2. Xian Xianyang International Airport Contracts

      (a) Xian Aiport Contract. On September 1, 2006, Guangzhou Titan Media Company Ltd. entered into that certain Xian Xianyang International Advertising Contract for 12 large size advertising signage locations (the "Xian Airport Contract"). Under the terms of the Xian Airport Contract, Titan is required to pay Xian Airport US$4,375 (RMB 35,000)/year for each large size location a one year management fee as security deposit US$10,500(RMB 84,000). The contract is for a term of 8 years. Titan assigned the Xian Airport contract to us for consideration of $1.00. We expect the Xian Airport contract to generate approximately US$5,000,000 in revenues per year, starting in the 4th quarter of 2006. The assignment was effectuated through an operating agreement entered into between us and Titan. See Item 1.01 2(b).

      (b) Xian Operating Agreement. On September 8, 2006 China Media1 Corp., or China Media1entered into an operating agreement with, Guangzhou Titan Media Company Limited, or Titan, and Guangzhou Chuangrun Advertising Co. Ltd., or GZ Chuangrun. GZ Chuangrun is owned by China Media1's Chief Executive Officer, Mr. Cai Hanxiong.

      Under the terms of the operating agreement, Titan has assigned and transferred to China Medial all revenues generated from the operations relating to the agreement between Titan and the Xian Xianyang International Airport for 12 large size advertising signage locations (the "Xian Airport Contract"). Further, China Media1 has agreed to pay from such revenues assigned to China Media1 all of the operating expenses of GZ Chuangrun incurred relating to Xian Airport Contract, including, but not limited to, trade accounts payable, real property lease obligations, employee lease obligations, and taxes.


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         Under the terms of the operating agreement, Titan and China Media1 appointed GZ Chuangrun as exclusive agent for the Xian Airport Contract. China Media1 agreed to pay management fees to GZ Chuangrun for its services as agent of: 20% of all advertising revenues up to a total of $2.5 million in the aggregate for all airports under which GZ Chuangrun acts as exclusive agent, which amount will be increased to $3.0 million beginning in 2007. The management fees include all daily operating expenses, but do not include project deposits and upfront fees.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

      Exhibit
      Number            Description

      10.1              Chengdu Airport Agreement

      10.2              Chengdu Operating Agreement

      10.3              Xian Airport Agreement

      10.4              Xian Operating Agreement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CHINA MEDIA1 CORP.

                                     (Registrant)


Date:  September 18, 2006            By: /s/ Ernest Cheung
                                         ----------------------------
                                         Ernest Cheung, President


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